CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form SB-2 Registration Statement of Hemcure, Inc. of our report dated August 29, 2006, on our audit of the financial statements of Algo Sound Inc. dba Aura Sound as of March 31, 2006 and 2005 and the results of their operations and cash flows for the years ended March 31, 2006 and 2005, and the reference to us under the caption "Experts".

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
July 23, 2007